UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   July 11, 2008
The Sherwin-Williams Company
(Exact Name of Registrant as Specified in Charter)

Ohio (State or Other Jurisdiction of Incorporation)	1-04851 (Commission File Number)	34-0526850 (IRS Employer Identification No.)

101 Prospect Avenue, N.W. Cleveland, Ohio (Address of Principal Executive Offices)	44115 (Zip Code)
(216) 566-2000
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.
     On July 11, 2008, The Sherwin-Williams Company (“Sherwin-Williams”) terminated its $500 million accounts receivable securitization borrowing facility. The facility was entered into effective February 1, 2006 pursuant to (a) a Purchase and Contribution Agreement (the “Purchase Agreement”), dated as of February 1, 2006, between Sherwin-Williams and SWC Receivables Funding LLC (“SWC”) and (b) a Loan and Servicing Agreement (as amended, the “Servicing Agreement”), dated as of February 1, 2006, among Sherwin-Williams, as servicer; SWC, as borrower; CIESCO, LLC, as conduit lender; Citicorp North America, Inc., as program agent; and the lenders party thereto. The facility enabled SWC to borrow up to $500 million secured by the granting of a security interest in certain eligible accounts receivable and related security. The facility had a scheduled commitment termination date of February 20, 2009. There were no outstanding borrowings under the facility at the time it was terminated. Sherwin-Williams incurred no early termination penalties as a result of the termination.
     The Purchase Agreement and the Servicing Agreement were filed as Exhibits 4(a) and 4(b), respectively, to Sherwin-Williams’ Current Report on Form 8-K, dated February 1, 2006.

Item 2.02.	Results of Operations and Financial Condition.
     On July 17, 2008, Sherwin-Williams issued a press release announcing its financial results for the second quarter ended June 30, 2008 and certain other information. A copy of this press release is furnished with this Report as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d)  Exhibits.
          The following Exhibit is furnished with this Report:

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated July 17, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY
July 17, 2008	By:	/s/ L.E. Stellato
L.E. Stellato
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99	Press Release of The Sherwin-Williams Company, dated July 17, 2008.

3